UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer
Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)	On August 25, 2009, Richard M. Edwards notified EZCORP, Inc. that he was retiring from the Board of Directors, effective immediately, to pursue and concentrate on other business matters.
(d)	On August 27, 2009, EZCORP, Inc. announced the appointment of Joseph J. Beal to the Board of Directors, effective immediately. A copy of the company’s press release announcing this appointment is attached as Exhibit 99.1. Mr. Beal will serve on the board’s Compensation Committee.

As a director, Mr. Beal will participate in the standard compensation plan for non-employee directors. Pursuant to that plan, non-employee directors receive an annual retainer fee (expected to be $60,000 for fiscal 2010) and an annual grant of restricted stock (expected to be 6,000 shares for fiscal 2010). The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are made on or about October 1 of each year.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release, dated August 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: August 27, 2009	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated August 27, 2009

4